Exhibit 10.30
Insulet Corporation

INVENTIONS, NON-DISCLOSURE, NON-SOLICITATION, NON-SERVICING AND NON-COMPETITION AGREEMENT

[Date]

In consideration of my employment by Insulet Corporation, its successors, affiliates, parents, subsidiaries and subdivisions (collectively, the "Company") and the wages, benefits, training opportunities, and other terms and conditions of that employment, I hereby covenant and agree with the Company as follows:

1. Exclusivity of Services: During the period of my employment by the Company, I shall devote my full time and best efforts to the business of the Company and I shall neither pursue, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, any business opportunity outside the Company, nor take any position with any organization other than the Company.

2.Inventions/Developments:

(a)Developments: I will promptly and fully disclose to the Company any and all inventions, improvements, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Company's data or facilities, which I develop, make, conceive or reduce to practice during my employment by the Company, either solely or jointly with others (collectively the "Developments"). All Developments shall be the sole property of the Company, and I hereby assign to the Company, without further compensation, all my right, title and interest in any and all the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks, trademark applications and trade names in the United States and elsewhere. Notwithstanding the foregoing, the term Developments shall not include any invention, discovery or improvement that meets all three of the following criteria: (i) it is not made, conceived or reduced to practice during working hours; (ii) it is not made, conceived or reduced to practice using the Company's information, data or facilities; and (iii) it does not relate to the present business of the Company, any business that is competitive therewith, or any future business in which the Company engages.

(b)Records of Developments: I will keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

(c)Assistance: I will assist the Company in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, I will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company to assign all such Developments fully and completely to the Company and to enable the Company, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof. I understand that my obligations under this subparagraph 2(c) will continue after the termination of my employment with the Company and that during my employment I will perform such obligations without further compensation, except for reimbursement of expenses incurred at the request of the Company. I further understand that if I am requested to perform any obligations under this subparagraph 2(c) after my employment with the Company terminates, I shall receive for such performance a reasonable per diem fee, as well as reimbursement of any expenses incurred at the request of the Company.

(d)Power of Attorney Regarding Developments: In addition to my agreements set forth in subparagraph 2(c), I hereby constitute and appoint the Company, its successors and assigns, my true and lawful attorney, with full power of substitution for me, and in my name, place and stead or otherwise, but on behalf of and for the benefit of the Company, its successors and assigns, to take all actions and execute all documents on behalf of me necessary to effect the assignment set forth in subparagraph 2(a), and from time to time to institute and prosecute in my name or otherwise, but at the direction and expense and for the benefit of the Company and its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Company, its successors or assigns may deem proper in order to collect, assert or enforce any claim, right or title, of any kind in any and all of the Developments and to defend and compromise any and all actions, suits and proceedings with respect to any of the Developments and to do any and all such acts and things in relation thereto as the Company, its successors or assigns shall deem advisable, and I hereby declare that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by me in any manner or for any reason.

(e)Listing of Existing Inventions & Copyrightable Materials: In order to avoid disputes over the application of this assignment to prior inventions or copyrightable materials, I have listed on Schedule A to this Agreement descriptions of patentable inventions and copyrightable materials that I developed and/or reduced to practice prior to my employment with the Company and that I believe are, accordingly, excepted from the provisions of this Paragraph 2.

(f)I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works for hire" pursuant to the United States Copyright Act.

3.Proprietary Information/ Non-Disclosure:

(a)Definition of Proprietary Information: I acknowledge that, during my employment, I have been and will continue to be given access to confidential and proprietary information belonging to the Company, its distributors, its customers and/or other third parties. By way of illustration, but not limitation, proprietary information ("Proprietary Information") includes trade secrets, processes, data, know-how, marketing plans, forecasts, financial statements, budgets, licenses, prices, costs and employee, customer, distributor and supplier lists. I acknowledge that Proprietary Information has commercial value in the Company's business and is not generally known to the public.

(b)Third Party Information: I recognize that the Company has received and in the future will receive from customers, distributors and other third parties their confidential or proprietary information, subject to a duty on the Company's part to maintain the confidentiality of such information and use it only for limited purposes. All such information is included in the definition of Proprietary Information, and I agree not to disclose it except as necessary in carrying out my work for the Company consistent with the Company's understanding with such third party.

(c)Exclusions from Proprietary Information: Proprietary Information does not include: (i) information that is in the public domain; (ii) information that is disclosed to me by third parties, provided that such disclosure does not violate any confidentiality obligations or agreements with the Company; (iii) information the Company allows me to disclose; or (iv) information that a Court or government agency requires to be disclosed, provided that I give the Company advance notice that a Court or agency is requiring disclosure of the information and allow the Company an opportunity to object to such disclosure before I provide the information.

(d)Proprietary Information as Company Property: I acknowledge that all Proprietary Information is the sole and exclusive property of the Company or the third party which shared it in confidence to the Company.

(e)Non-Disclosure: At all times, both during my employment with the Company and after its termination for any reason, I will keep in confidence all Proprietary Information. I will not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of properly performing my duties as an employee of the Company and in accordance with all Company policies and procedures. I agree to maintain the confidentiality of Proprietary Information, and I covenant that I will not erase, destroy, discard, use or disclose such information without the Company's express consent.

(f)Termination Certificate: If l am requested to do so by the Company, I will sign a Termination Certificate in which I confirm that I have complied with the requirements of this Paragraph 3, and that I am aware that certain restrictions set forth in this Agreement continue after termination of my employment. I understand, however, that my rights and obligations under this Agreement will continue even if l do not sign a Termination Certificate.

4.Return of Company Property and Proprietary Information: Upon the termination of my employment for any reason or at any time upon the request of the Company, I will promptly return to the Company: (i) all Company property, including but not limited to all documents, records computers, data, files, keys, card passes and equipment; and (ii) all originals and copies of Proprietary Information, whether electronic or in hard copy.

5.Non-Solicitation/Non-Servicing:

(a)The following definitions apply to this Agreement:

(i)"Restricted Period" means the period of my employment with the Company and a period of one (I) year following the later of: (a) the end of my employment with the Company, whether my separation from employment is voluntary or involuntary and regardless of the reason for such separation; or (b) the entry of an injunction enforcing any of the provisions of Paragraphs 5 or 6 of this Agreement in whole or part.

(ii)"Conflicting Product" means any product that competes with Insulet Corporation. Should the Company enter into or pursue any business other than insulin delivery systems during my employment, the term "Conflicting Product" shall also include: (a) any medical device or other product that serves the same or similar clinical function as any product the Company begins to develop, manufacture, sell, distribute, market, or license during my employment; and (b) any other product or service that competes with the any product or service the Company begins develop, manufacture, sell, distribute, market, or license during my employment.

(iii) "My Assigned Territory" means any geographic areas or set of accounts to which I was assigned during the one (I) year preceding the end of my employment with the Company.

(iv) "Customer" includes (a) consumers to whom the company sells its products, either through distributors or directly; and (b) other individuals and entities to whom the Company, either directly or through distributors, markets, promotes or educates about its products. The term Customer includes current customers, prospective customers and past customers who purchased Insulet Corporation's products (either through a distributor or directly) during the one (1) year preceding the end of my employment.

(v)"Distributor" means any person or entity that sells, markets, or promotes Insulet Corporation products or services on behalf of the Company. The term Distributor includes current distributors, prospective distributors and past distributors who sold, marketed or promoted Insulet Corporation products or services in the one (1) year preceding the end of my employment.

(vi)I will be deemed to have had "Responsibility" for each past, present or prospective Customer or Distributor with whom: (i) I directly had contact regarding Insulet Corporation products or services, whether in person, by phone, in writing or otherwise; or (ii) any individual that I supervised or coordinated who had contact about Insulet Corporation products or services, whether in person, by phone, in writing or otherwise.

(vii)I will be deemed to have learned Proprietary Information about Customer or Distributor if I obtained such Proprietary Information as a result of my association with the Company.

(viii)"Restricted Activities" means calling upon, soliciting, diverting, taking away, marketing to, promoting a Conflicting Product to, providing information about a Conflicting Product or related medical condition or treatment to, or doing business with any of the Company's Customers or distributors (i) that are in my Assigned Territory (if applicable), (ii) for whom I had Responsibility or (iii) with respect to whom I learned Proprietary Information. However, the term Restricted Activities does not include calling on or doing business with Customers or Distributors after the end of my employment with the Company with respect to anything that is not a Conflicting Product, so long as I certify in writing to the Company that my communications or business with Customers or Distributors does not involve a Conflicting Product and so long as I do not use or disclose any Proprietary Information.

(b)Non-Solicitation/Non-Hire of Employees: During the Restricted Period, I will not: (i) recruit or otherwise solicit any person who is employed by the Company; (ii) in any manner seek to induce any such person to leave his or her employment with the Company; or (iii) hire any person who is employed by the Company or had been employed during the six (6) months preceding the end of my employment with the Company.

(c)Non-Solicitation of Distributors or Customers/Restrictions on Doing Business with Distributors or Customers: I agree that, during the Restricted Period, I will not engage in or attempt to engage in any Restricted Activities in any capacity, including as an employee, consultant, independent contractor, owner or otherwise. I agree that I will not engage or attempt to engage in any of the Restricted Activities either for my own benefit or for the benefit of another person or entity, nor will I assist any other person or entity in engaging in any of the Restricted Activities.

6.Non-Competition:

(a)The following definitions apply to this Paragraph 6:

(i)"Conflicting Organization" means any person or organization that is or plans to become engaged in research, development, production, manufacture, distribution, marketing, promoting or selling of a Conflicting Product.

(ii)"Restricted Area" means the geographic area in which the Company, during the period of my employment, promoted, licensed, distributed, sold or otherwise made its products or services available (or made plans to do so), either directly or indirectly. I recognize that, as of the date of this Agreement, Insulet Corporation directly or indirectly distributes its products worldwide, and that the Restricted Area is global. I agree that the Restricted Area is reasonable given the global nature of the Company's business and the business of its competitors.

(b)During the term of my employment with the Company, I will not without the express written consent of the Company, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization or person whose activities or products are directly or indirectly competitive with activities or products of the Company.

(c)In addition to the restrictions contained elsewhere in this Agreement, I agree that, during the Restricted Period and in the Restricted Area, I will not perform any services for or become associated with a Conflicting Organization in any capacity, including as an employee, consultant, independent contractor, owner or otherwise, either for my own benefit or for the benefit of another person or entity. I further agree that, during the Restricted Period and in the Restricted Area, I will not engage on my own behalf in the research, development, production, manufacture, distribution, marketing, promoting or selling of a Conflicting Product.

(d)Notwithstanding the foregoing, I may become associated with or render services to a Conflicting Organization whose business is diversified and that is, as to that part of its business with which I become associated, not a Conflicting Organization, provided that the Company (prior to my acceptance of any such association) receives separate written assurances satisfactory to the Company from such Conflicting Organization and from me that I will not render services (directly or indirectly) in connection with any Conflicting Product.

7.Remedies for Breach: I agree that my breach of any covenant in this Agreement will cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

8.Prior Obligations: I hereby represent that, except as I have disclosed in writing to the Company, I am not a party to, or bound by the terms of, any agreement with or obligation to any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company. I further represent that my performance of all the terms of this Agreement and as an employee of the Company will not require that I violate (and agree that I will not violate) any agreement or obligation to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to or during my employment with the Company, and I will not use or disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. By signing below, I acknowledge that the Company has instructed me not to bring to the Company's premises, install on any Company computer, use, or disclose any confidential or proprietary information belonging to a third party during my employment with the Company.

9.Subsequent Employment: I will disclose the existence of this Agreement and its terms to any future employers or other entities or persons with whom I do business during the one (I) year following the end of my employment with the Company. I hereby grant the Company permission to disclose the existence of this Agreement and its terms to any such individuals or entities.

10.Employment at Will: I acknowledge and agree that this Agreement does not constitute an express or implied employment contract and that my employment with the Company will be on an "at-will" basis. Accordingly, I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment and that either the Company or I may terminate my employment at any time, for any or no reason, with or without notice.

11.Modification and Waiver: No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement will be effective unless in writing signed by an authorized representative of the party to be charged, which in the case of the Company shall be the President. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

12.Reasonableness/ Severability: I acknowledge that, in light of the scope and nature of the Company's business, my job responsibilities and my access to Proprietary Information and/or Distributors and Customers, the restrictions on my activities set forth in this Agreement are reasonable and necessary for the adequate protection of the Company's legitimate business interests in its Proprietary Information and Customer and Distributor goodwill. I further acknowledge that the limitations in this Agreement do not preclude me from pursuing my livelihood. However, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by modifying, limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein.

13.Dispute Resolution/Mediation/Jury Waiver: In the event of a "Dispute" as that term is defined in this Paragraph, either of us may request that the other participate in a mediation administered by the American Arbitration Association in accordance with its Employment Dispute Resolution Rules ("AAA EDR Rules"), such mediation to occur in the geographic location where I am employed. The party upon whom such request is made shall either agree or decline to participate in such mediation within ten (10) days of such request. In the event that mediation occurs, the Company shall pay the full administrative cost of the mediation including any filing fees and mediator fees, but excluding attorneys' fees, if any, incurred by me, which shall be solely my responsibility.

If a Dispute covered by this Paragraph is not settled through direct negotiation between us or any mediation, then any litigation commenced by either of us shall be resolved by a Judge alone (regardless of the location of such litigation), and both parties hereby waive and forever renounce the right to a trial before a civil jury.

For purposes of this Paragraph, Dispute shall be deemed to include any disputes relating to: (i) the terms and conditions of my employment; (ii) any claimed breach of the covenants set forth in this Agreement, or (iii) any dispute relating to the separation of my employment, whether voluntary or involuntary. Specifically included are any disputes or claims arising under: (i) any local, state or federal discrimination or civil rights statute, regulation or order (including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, and any amendments to the same); (ii) any local, state or federal employment related statute, regulation or order relating to wages, hours, benefits, or other terms and conditions of employment; (iii) any local, state or federal common law theory; or (iv) any other local, state or federal law or regulation now in existence or that hereafter is enacted (and as amended from time to time) concerning in any way the subject of my employment with the Company or its separation.

14.Applicable Law/ Jurisdiction: This Agreement and any issues regarding its enforceability or validity shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof. In addition, any dispute concerning this Agreement shall be brought either by a court of competent jurisdiction in Massachusetts or, if I am employed by the Company primarily in a state other than Massachusetts, by a court of competent jurisdiction in the state where I am primarily employed. I acknowledge that, because the Company is headquartered in Massachusetts, and I will have regular interaction with Company representatives based in Massachusetts, it is appropriate and reasonable for a dispute concerning this Agreement to be heard by a court of competent jurisdiction within Massachusetts. By signing below, I agree to be subject to the personal jurisdiction of the Massachusetts courts in an county where the Company has operations or facilities.

15.Successors and Assigns: The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

16.Survival / Changes in Role or Title: I acknowledge that my covenants in this Agreement are given in exchange for my continuing employment and that my covenants are not tied to my present role, title or responsibilities. Therefore, the covenants in this Agreement shall survive any change in my role, title, responsibilities, compensation, benefits, or any other term or condition of my employment.

17.Entire Agreement / Invalidity of Entire Agreement: This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. It supersedes any and all prior agreements (written or oral) relating to the subject matters covered by the Agreement, including and prior agreements covering (i) protection of the Company’s intellectual property, or its confidential and proprietary information or documents, and (ii) any dispute resolution process. However, if this entire Agreement is found to be invalid, for whatever reason, and I previously signed an agreement covering the subject matter herein, I acknowledge that the agreement I previously signed will remain in full force and effect.

I HAVE READ ALL OF THE PROVISONS OF THIS AGREEMENT AND I UNDERSTAND, AGREE TO, AND INTEND TO BE LEGALLY BOUND BY EACH OF SUCH PROVISIONS, EFFECTIVE AS OF THE DATE FIRST ENTERED ABOVE.

Very truly yours,

Signature: ____________________
Name:

AGREED TO AND ACCEPTED as of
the date first above written:

Insulet Corporation

By: _________________________

Name:
Title: